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                                                              Exhibit 10(ii)(ac)
                         J. C. PENNEY CORPORATION, INC.
                                 1989 MANAGEMENT
                         INCENTIVE COMPENSATION PROGRAM

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                          ADOPTED BY BOARD OF DIRECTORS
                                JANUARY 31, 1989
                           EFFECTIVE FEBRUARY 1, 1989
                      AS AMENDED THROUGH FEBRUARY 20, 2002
                       (NO STOCKHOLDER APPROVAL REQUIRED)

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                         J. C. PENNEY CORPORATION, INC.
                                 1989 Management
                         Incentive Compensation Program

1. Purpose of Program. The purpose of this 1989 Management Incentive Compensation Program ("Program") is to continue in effect a fundamental policy which has been an important factor in the growth and success of J. C. Penney Corporation, Inc., and its divisions and subsidiaries (collectively, the "Company"). That policy is to base a substantial part of the compensation of management employees ("associates") of the Company holding positions of responsibility upon the operating results of the Company which such associates help to create. Those associates will be paid reasonable fixed salaries, but because their aggregate yearly remuneration may be affected substantially by variations in the operating results of the Company, they will have a direct incentive to put forth their best efforts for the development and growth of the Company.

2. Structure of Program. The Program shall initially consist of separate incentive compensation plans ("plan" or "plans") for the following groups of associates: (1) general management, (2) merchandising, and (3) catalog. The Board of Directors of the Company ("Board of Directors" or "Board") may from time to time authorize additional plans to be included in the Program or the consolidation of plans that are in the Program.

     The Program and all plans shall be administered by, or under the direction of, a committee ("Committee") of the Board of Directors consisting of not less than three Board members who are not, and who have not within the year prior to such service on the

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Committee been, eligible to participate in any plan or the Program. The
Committee shall have plenary authority to interpret the Program and the plans and to make all determinations specified in or permitted by the Program and the plans or deemed necessary or desirable for their administration or for the conduct of the Committee's business; all interpretations and determinations of the Committee may be made on an individual or group basis, and shall be final, conclusive, and binding on all interested parties; and the Committee may delegate its responsibilities under the Program and the plans to persons other than its members, subject to such terms and conditions as it shall determine.

3. Participants in Plans. Participants in a plan for any fiscal year shall be designated by the Committee. Such designation may be made and, may from time to time be changed, on an individual basis or by groups, according to position responsibility level, salary, or any other method of classification deemed appropriate by the committee, but only management associates (including those who are also directors, but excluding those who serve as directors only of J. C. Penney Company, Inc.) may be so designated by the Committee.

4. Determination of Bases of Participation of Participants. The basis on which each participant shall participate in a plan shall be determined by the Committee, and any bases so determined may be changed from time to time by such Committee.

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     The Committee may determine the basis on which each participant shall participate in a plan, on an individual basis or by groups, according to position responsibility level, salary, or any other method of classification deemed appropriate by the Committee. The Committee may specify that such determination will continue in effect until changed by it, in which event the Committee shall not be required to make a new determination for each fiscal year.

     The Board of Directors shall determine the basis on which participants who are directors of J. C. Penney Company, Inc. shall participate in a plan, and from time to time may change such determination. The Board may specify that such determination shall continue in effect until changed by it, in which event the Board shall not be required to make a new determination for each fiscal year. Such initial determination and any such change shall be made only after recommendations of the Committee are considered.

5. Limit on Incentive Compensation. There are no limits on the total amount of incentive compensation payable with respect to the Program for any fiscal year.

6. Determination and Payments of Incentive Compensation. The method for determining incentive compensation payable with respect to any plan and the Program for any fiscal year shall be prescribed by the Committee, and may be changed from, time to time, and the Committee shall determine for each fiscal year the value of the incentive compensation unit under any plan included in the Program.

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     The amount of incentive compensation payable under the plans shall be computed in accordance with the determinations of the Committee, and shall be paid on the basis of such computation. The Committee shall adopt such rules and procedures as it shall deem necessary or desirable in order that the amounts paid under the Program be verified, and such verification be submitted to the Board for its approval. Such verified amounts, when approved by the Board shall be final, conclusive, and binding on all interested parties, including the Company and the plan participants.

     The Board or the Committee may permit a participant to defer receipt of all or part of any payment under a plan, or the Board or the committee may determine to defer receipt, by all or some participants, of all or part of any such payment. Any such deferral shall be for such period and in accordance with such terms, provisions, and conditions as the Board or the Committee shall determine.

7. Termination and Amendment of Plans and Program. The Board of Directors shall have power to construe, interpret, administer, amend, modify, suspend, and terminate the Program or any plan established under the Program.

8. Effective Date. The effective date of the Program shall be February 1, 1989.

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